Exhibit 10.25

L E A S E

By and between

ABCS PROPERTIES, LLC

2909 Gary Drive

Plymouth, IN  46563

And

MICHAEL H. SHORT and LYNN C. SHORT

As Lessor,

and

BREMEN BEARINGS INC.

60 Round Hill

Fairfield, CT  06430

a Delaware Corporation,

As Lessee,

For the premises known as

The East 300’ and the South 500’ of Lot 3 Phase V

Van Vactor Subdivision

Plymouth, IN

TABLE OF CONTENTS

ARTICLE

I	PREMISES

II	TERM

III	RENT

IV	WAIVER OF CLAIMS

V	ENVIRONMENTAL MATTERS

VI	DELIVERY OF PREMISES

VII	TITLE

VIII	PARKING

IX	RIGHT OF PRIOR INSTALLATION

X	CONFORMITY WITH LAW

XI	UTILITIES

XII	REPAIRS & MAINTENANCE

XIII	ACCESS BY LESSOR

XIV	BBI’S FIXTURES

XV	ALTERATIONS

XVI	SURRENDER OF PREMISES

XVII	HOLDING OVER

XVIII	LESSOR’S REMEDIES UPON DEFAULT

XIX	NON-WAIVER OF DEFAULT

XX	QUIET ENJOYMENT

XXI	DAMAGE BY FIRE OR CASUALTY

XXII	WAIVER OF SUBROGATION AND WAIVER OF CLAIMS

XXIII	EMINENT DOMAIN

XXIV	PUBLIC LIABILITY INSURANCE

XXV	SUBORDINATION OF LEASE

XXVI	TRANSFER OF INTERESTS

ARTICLE

XXVII	NOTICES

XXVIII	SEVERABILITY OF PROVISIONS

XXIX	REAL ESTATE TAXES

XXX	RECORDING

XXXI	ESTOPPEL CERTIFICATES

XXXII	DEPOSIT

XXXIII	ENTIRE AGREEMENT

XXXIV	ATTACHMENTS

XXXV	MISCELLANEOUS

XXXVI	INDEMNIFICATIONS AND RELEASE

XXXVII	ATTORNEY FEES

XXXVIII	GUARANTY

XXXIX	RIGHT TO PURCHASE

L E A S E

THIS LEASE, made as of this                day of August, 2001, (this “Lease”), by and between ABCS Properties, LLC, (hereinafter called “Lessor”) and Bremen Bearings Inc., a Delaware Corporation (hereinafter called “BBI”),

W I T N E S S E T H:

That, in consideration of the sum of One Dollar ($1.00) in hand paid by each to the other, the receipt and sufficiency of which is hereby acknowledged by each party as of the time of its execution hereof, and in further consideration of the rents reserved and the covenants and conditions set forth herein, Lessor and BBI agree as follows:

ARTICLE I

PREMISES

Lessor does hereby let and lease unto BBI the premises situated in the City of Plymouth, County of Marshall and State of Indiana, and known and described as follows to wit:

A certain pre-engineered steel building (hereinafter referred to as the “Building”), to be constructed upon the land, a legal description of which is attached hereto as Exhibit “A” and made a part hereof (the “Land”).  References to the premises, demised premised or leased premises shall mean the collective reference to the Land and the Building.

Said Building is to comprise approximately 31,500 square feet of space, as defined in Article III, and will be located as outlined in red on the plot plan, attached hereto as Exhibit “B” and made a part hereof.

ARTICLE II

TERM

The term of this Lease shall be for a period of twenty (20) years, to commence on the Commencement Date (as hereinafter defined)and terminating on the day preceding the twentieth (20th) anniversary of the Commencement Date.

ARTCILE III

RENT

BBI hereby covenants and agrees to pay Lessor as fixed Base Rent for said premises during said term the sum of Fourteen Thousand Eight Hundred Sixty Six and NO/00 Dollars ($14,866.00) in advance upon the first day of every calendar month during said term beginning on the Commencement Date.  Until further notice from Lessor to BBI, rent checks shall be payable and mailed to ABCS Properties, LLC, 2909 Gary Drive, Plymouth, IN  46563.  If the Commencement Date is not the first day of a calendar month, or if the expiration date is not the last day of a calendar month, the Base Rent for the partial calendar month occurring at the beginning or end of the term of this Lease, as applicable, shall be prorated.

BBI shall have the right to request and approve changes, modification, additions or deletions to Lessor’s Work and the Construction Specifications (as defined in Article VI).  In the event BBI approves changes, modifications, additions or deletions evidenced by a signed change order that result in credits and/or additional costs, it is agreed and understood that said credit and/or additional costs may result in a change in the Base Rent rate.  The annual Base Rent hereunder decrease or increase, as applicable, by an amount equal to 10% times the aggregate net credit or aggregate additional cost resulting from all change orders, and such change shall be applicable for the life of the lease.  The per year credit or additional cost shall be divided by 12 to determine the change in the monthly Base Rent rate.

BBI covenants and agrees that all sums to be paid under this Lease, if not paid within five days of when due, shall bear interest on the unpaid portion thereof at the rate of twelve percent (12%) per annum from the date when due, but not in excess of the highest rate legally chargeable.  In addition, if BBI fails to pay any sum to be paid by BBI hereunder within three (3) business days of when due, Lessor may impose a late charge in the amount of five percent (5%) of the sum due to help defray the extra expense of handling delinquent payments.  This is not a grace period; any payment not received when due is in default.  All obligations under this paragraph shall survive the expiration or termination of this Lease.

All sums payable by BBI or which are at the expense of BBI hereunder are deemed to be rent and, if not paid, Lessor shall have with respect thereto all the rights and remedies provided for herein and by law for nonpayment of rent.

Any payment by BBI or acceptance by Lessor of a lesser amount than shall be due shall be treated as a payment on account.  The acceptance by Lessor of a check for a lesser amount with an endorsement or statement thereon or upon any letter accompanying such check that such lesser amount is payment in full shall be given no effect, and Lessor may accept such check without prejudice.

ARTICLE IV

WAIVER OF CLAIMS

Lessor and Lessor’s agents, servants and employees shall not be liable for, and BBI hereby releases Lessor and Lessor’s agents, servants and employees from, all claims for injury, death or damage to property (including but not limited to disappearance or theft of property and loss or interruption of business) sustained by BBI or any person claiming through BBI or sustained by any other person resulting from any fire, accident, occurrence or condition in or upon the premises, the land, the buildings, or any streets, sidewalks or other areas abutting or adjacent to the land or building, including but not limited to such claims for damage resulting from (except as a result of Lessor’s, or its agents’, servants’ or employees’, negligence):

(i)            any defect in or failure of plumbing, heating or air conditioning equipment, elevators, electric wiring or installation thereof, water pipes, stairs, railings or walks;

(ii)           any equipment or appurtenances necessitating repair;

(iii)          the bursting, leaking or running of any tank, washstand, toilet, sink, water closet, waste pipe, drain or any other pipe or tank in, upon or about the land, building or premises;

(iv)          the backing up of any sewer pipes or downspout;

(v)           the escape of hot water;

(vi)          water, snow or ice being upon or coming through the roof or any other place upon or near the premises, building or the land;

(vii)         the falling of any fixture, plaster or stucco;

(viii)        broken glass;

(ix)           any act or omission of BBI or other occupants of the building or adjoining or contiguous property or buildings;

(x)            any act or omission of parties other than Lessor, its employees or agents.

All property placed or moved into the premises shall be at the sole risk of BBI or other owner of such personal property.

ARTICLE V

ENVIRONMENTAL MATTERS

Lessor represents that it is aware of no Hazardous Materials, environmental problems or underground storage tanks in, on or about the premises.  Lessor shall indemnify and hold harmless BBI against any loss, cost, damage, expense or claim that may arise as a result of or relate to any presence, use, handling or Release of Hazardous Materials in, to or from the premises, or other environmental issues or violation of any Environmental Laws, in each case occurring, or existing prior to the Commencement Date.

Further, BBI agrees that in its occupancy of the premises it will comply with all Environmental Laws, both Federal and State and will emit no contaminants or pollutants which contaminate the premises.  Further, BBI is responsible for any clean-up costs associated with its occupancy of the premises during the term and shall indemnify and hold harmless Lessor in connection therewith (except to the extent such clean-up costs are caused by the acts or omissions of Lessor, its agents, servants or employees), and while the Lessor has the right to inspect from time to time, it by no means has the obligation to police the conduct of BBI in order to make sure the Environmental Laws are being complied with.

For purposes hereof, the following capitalized terms shall have the following meanings:

“Hazardous Materials” shall mean any flammable or explosive materials, any petroleum or petroleum products (including oil, crude oil, natural or synthetic gas), any radioactive materials, any asbestos or asbestos containing materials, PCBs, or any other waste, material or substance with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law, including, without limitation, any waste, material or substance now or hereafter included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “toxic wastes” or “toxic materials” (or similar term) thereunder.

“Environmental Law” shall mean any federal, state, or local law (including common law), statute, code, ordinance, rule, regulation, permit, order, directive relating to or addressing human health and/or the environment, and shall include but not be limited to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. S 9601, et seq., as amended, the Clean Air Act, 42 U.S.C. S 7401, et seq., as amended, the Federal Water Pollution Control Act, 33 U.S.C. S 1251, et seq., as amended, the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. S11001, et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. S 6901, et seq., as amended, the Safe Drinking Water Act, 42 U.S.C. S300f, et seq., as amended, the Oil Pollution Act, 33 U.S.C. S 2701, et seq., as amended, and any regulation promulgated thereunder, and any similar state or local law or regulation.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing.

ARTICLE VI

CONSTRUCTION AND DELIVERY OF PREMISES

(a)           Promptly after the execution and delivery of this Lease, Lessor shall commence and thereafter prosecute with diligence and continuity to completion the construction of the Building and all other work and improvements on the Land called for by the Construction Specifications attached hereto as Exhibit “D” (collectively, the “Lessor’s Work”).

(b)           Lessor represents and warrants to BBI that Lessor’s Work shall be (I) sound, first-class work, using good quality materials and freed from defects, (ii) in compliance with all legal requirements, and (iii) free of any and all asbestos, asbestos-containing materials and other Hazardous Materials whatsoever.  Lessor shall not deviate in performing Lessor’s Work in accordance with the Construction Specifications in any material respect without the prior consent of BBI.  During the course of Lessor’s Work, Lessor shall, with BBI’s full cooperation, obtain all approvals, if any, required by any governmental authority for the leasing and occupancy of the premises by BBI and the conduct of its business therein.

(c)           Lessor shall obtain, maintain and comply with all permits and licenses required in connections with the performance and completion of Lessor’s Work and shall maintain, and cause its contractors to maintain, commercial general liability insurance policy having a combined single limit of at least $3 million per occurrence (in the case of the policy maintained by each of Lessor’s contractors), on which BBI shall be named as an additional insured.

(d)           Lessor agrees to deliver the demised premises completed in accordance with the Construction Specifications to BBI no later than January 15, 2002 or 165 days after the signing of this lease whichever is later (the “Target Completion Date).  Lessor shall deliver the premises with all construction, decorating and improvements as provided in the Construction Specifications completed at Lessor’s expense except BBI’s furnishing of its trade fixtures, equipment and furniture.  Notwithstanding the foregoing, if Lessor shall not have completed Lessor’s Work by the date ninety (90) days following the Target Completion Date, then BBI, by written notice to Lessor may cancel this Lease, and this Lease shall be of no further force and effect except that Lessor shall promptly return to BBI the deposit provided for in Article XXI.  BBI agrees that in the event of the inability of Lessor to deliver possession of the Premises by the Target Completion Date, Lessor shall not be liable for any damages, and BBI shall not be liable for any rent until such time as Lessor can and does deliver possession of the Premises to BBI in the condition required hereunder, and the total rent payable by BBI and the Commencement Date (as hereinafter defined) of the Lease term shall both be adjusted accordingly.

(e)           Lessor’s Work shall be deemed “completed” on such date (the “Commencement Date”) as Lessor shall have furnished to BBI each of the following:

(i)            a certificate of Lessor’s architect confirming that Lessor’s Work has been substantially completed (subject only to completion of minor “punchlist items” which Lessor shall diligently prosecute to completion); and

(ii)           a permanent certificate of occupancy issued by the appropriate municipal authority covering the Building with respect to BBI’s intended use hereunder.

(f)            The Construction Specifications shall be and remain the property of BBI, and Lessor shall provide BBI with a complete “as-built” set of plans and specifications promptly following the Completion Date.

ARTICLE VII

TITLE

Lessor hereby represents and warrants that it has full right and lawful authority to enter into this Lease in accordance with the terms hereof and that it has good title in fee simple to the demised premises and the Building is, and on the Commencement Date shall be, free and clear of all claims, liens and encumbrances which are superior to or affect BBI leasehold interest, use or occupancy of the premises.  Subject to Article XXV, Lessor shall have the right to place mortgages against subject real estate subject to BBI’s leasehold interest.

ARTICLE VIII

PARKING

BBI and BBI’s visitors, customers, agent and employees shall have the right, without charge, in common with all others so entitled, to use all sidewalks, driveways, service areas and parking spaces at the subject location as per the attached site plot, see Exhibit “B”.

ARTICLE IX

RIGHT OF PRIOR INSTALLATION

BBI, at any time prior to the Commencement Date, shall have the right to enter the premises for the purpose of taking measurements and may install in the leased premises fixtures, equipment and merchandise, provided that said installations do not unreasonably interfere with any prior occupancy or, if applicable, Lessor’s completion of said premises.  Any entry by BBI for the purpose of installing fixtures and equipment shall not be deemed acceptance of the premises by BBI.

ARTICLE X

CONFORMITY WITH LAW

BBI will use and occupy said premises and appurtenances in a careful, safe and proper manner and comply with the valid requirements of the proper public authorities regarding the conduct of BBI’s business.  BBI may use and occupy the premises for manufacturing, industrial, general warehouse, sales and office use, and all uses incidental thereto.  BBI will not permit said premises to be used for any unlawful purpose.  To the extent of Lessor’s control thereof, Lessor warrants that the Building is and in the future will be in conformance with the applicable building and zoning codes and other laws, ordinances or regulations of any authority having jurisdiction.  Lessor shall not grant any occupancy rights in the sidewalk space surrounding the leased premises without BBI’s consent.  Lessor represents to the best of its knowledge that the premises upon the Commencement Date shall be in compliance with and not subject to the presence or effect of any Hazardous Materials, asbestos or petroleum product or other contaminating materials in violation of applicable Environmental Laws.

Lessor represents and warrants to BBI that (a) there is no litigation pending, or to the best of Lessor’s knowledge threatened, against Lessor, the Land or the premises, (b) the Land in zoned to permit the Building and the intended use hereunder and, to the best of Lessor’s knowledge, there is no pending or threatened requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the Land, (c) Lessor has not received, and does not otherwise know of, any notice or other instrument or advice form any governmental agency relating to any actual or alleged violation of any legal requirement applicable to the Land or the premises, (d) Lessor has not entered into, and to the best of Lessor’s knowledge, the Land is not subject to any agreement or transfer relating to development rights, (e) Lessor has not knowledge of any actual, proposed, pending, threatened or studied (I) special assessment, (ii) condemnation proceeding, or (iii) proceeding relating to or changing the grade of any street, (f) the Land is bounded by open and dedicated public streets, and served by fire and police protection, telephone, gas and electricity, (g) no easements are required for the proper and continued enjoyment by the premises of the services and utilities referred to above and, to the best of Lessor’s knowledge, there is no basis for, or proceeding pending with a view to, interruption or curtailment of any thereof, and (h) there are no covenants, conditions or restrictions of record providing for an easement over any part of the Land or which restrict the use of the Land or which require the owner thereof to pay any assessment or other charge.

ARTICLE XI

UTILITIES

BBI shall pay, when due, all bills for gas, water, electricity and other utilities used on the leased premises from the date of delivery of possession and until expiration of term.  If Lessor resells any utility services, BBI may purchase same from Lessor at the lowest step in Lessor’s cost.  Lessor shall install all utilities to the Building and shall connect all utilities and pay all costs of construction, installation, and connection fees.

ARTICLE XII

REPAIRS & MAINTENANCE

BBI agrees to perform all nonstructural interior and exterior repairs and replacements to the premises, including repair or replacement of damaged or broken doors and windows except those repairs necessary to correct defects or lack of workmanship in the Lessor’s construction and installation of the Building and other improvements to the premises or damages caused thereby, and to keep and maintain the interior and exterior of said premises in a clean and sanitary condition.  Lessor shall assign to BBI, or provide BBI with the benefit of, all warranties or guaranties provided or issued in connection with Lessor’s Work.  Subject to the effect of the waiver of subrogation and claims hereinafter provided, BBI shall be required to make structural repairs or repairs necessitated by reason of the neglect, fault or default of BBI, its agents, employees or contractors, and only if not covered by insurance required to be provided under this Lease.

BBI agrees to perform maintenance of lawn, landscape, building, parking lot, drives and snow removal on the Premises in a reasonable manner at BBI’s expense.  Also, BBI shall without injury to the roof, remove all snow and ice or other loads from the same when necessary, and keep the same clean of debris and weight.

ARTICLE XIII

ACCESS BY LESSOR

BBI shall permit Lessor’s access to the premises at reasonable times during BBI’s normal business hours for the purpose of examining same or making any alterations or repairs to the Building which Lessor may deem necessary for safety or its preservation, provided that Lessor shall use its reasonable efforts not to interfere with BBI’s business.  During the last two (2) months of the term of this Lease, provided that same shall not interfere with BBI’s business, Lessor may have access to the premises during BBI’s normal business hours for the purpose of exhibiting said premises and posting the usual notice “to rent” or “for sale”, which notice shall not be removed, obliterated or hidden by BBI.  No more than one (1) sign shall be placed upon the premises at a reasonable location and same shall not exceed thirty-two (32) square feet in surface area.

ARTICLE XIV

BBI’S FIXTURES

BBI may install and operate interior and exterior electric and other signs, including signs on poles erected by BBI, machinery and any other mechanical equipment and, in so doing, shall comply with all laws and ordinances.  BBI may also install and maintain in the leased premises, pipes, conduits and ventilating ducts as required in addition to those installed as part of Lessor’s Work.  BBI shall at all times, including upon expiration or other termination of the term hereof, have the right to remove all fixtures, machinery, equipment, appurtenances or other property heretofore or hereafter furnished or installed by BBI, provided it repairs any damage caused thereby, it being expressly understood and agreed that said property shall not become part of the premises but shall at all times be and remain the property of BBI and not subject to any Landlord’s lien.  Subject building is structurally designed for a ten (10) pound (#) collateral load which may not be exceeded by the installations of any fixtures, equipment or otherwise without written permission subject to an approved design analysis acceptable to Lessor and at BBI’s expense.

ARTICLE XV

ALTERATIONS

BBI, at BBI’s cost and expense, may make changes and alterations to the interior of the premises, but shall obtain Lessor’s consent, which consent shall not be unreasonably withheld, before making any changes to the Building structure.  In the event BBI has not received written objections from Lessor within thirty (30) days after submission of BBI’s written request for its consent, Lessor, not so responding within said thirty (30) day period, shall be deemed to have consented thereto.  Lessor, if requested by BBI, shall cooperate in securing necessary permits and authority.  BBI shall not permit any mechanics’ or other liens to stand against the premises for work or material furnished to it except that BBI may defend against any lien claim without removal thereof if it deposits by surety bond or otherwise adequate security in accordance with the Indiana mechanic liens laws to protect Lessor against adverse effects of enforcement of such lien claim.  Any alterations, additions and/or improvements made in, to or on the premises and consented to by Lessor shall be the property of Lessor, and shall remain upon and be surrendered with the premises.

ARTICLE XVI

SURRENDER OF PREMISES

Subject to the effect of the application of the waiver of subrogation and waiver of claims, BBI will deliver and surrender to the Lessor possession of the premises hereby leased upon the expiration of this Lease, or its termination in any way, in as good condition and repair as same shall be at the commencement of said term, loss by fire; ordinary wear, tear and decay; casualty; neglect, fault or default of Lessor; and taking by eminent domain only excepted.

ARTICLE XVII

HOLDING OVER

In the event of BBI’s continued occupancy of the premises after expiration of the term of this Lease or any renewal or extension thereof, or any earlier termination provided or permitted by this Lease, either with or without the consent of Lessor, such tenancy shall be from month-to-month at a rate one and one-half (1 ½) times the monthly rental and in no event from year-to-year and such continued occupancy shall not defeat Lessor’s right to possession of the premises and the month-to-month tenancy hereunder may be cancelled at the end of any calendar month upon not less than sixty (60) days’ prior written notice from either party.  All other covenants, provisions, obligations and conditions of the Lease shall remain in full force and effect during such month-to-month tenancy.

ARTICLE XVIII

LESSOR’S REMEDIES UPON DEFAULT

In the event BBI shall at any time be in default of the payment of rent or the performance of any of its other obligations under this Lease and BBI shall fail to remedy such default within:

(i)            ten (10) days after receipt of written notice thereof from Lessor if said default relates to the payment of rent; or

(ii)           thirty (30) days after receipt of written notice thereof from Lessor if said default relates to matters other than the payment of rent,

then Lessor may declare the term of this Lease terminated, enter into possession of said premises and sue for and recover all rent and damages accrued or accruing under this Lease, less rentals or other monies or value received by Lessor for or during the unexpired term, or less the reasonable value of the unexpired leasehold term restored to Lessor, or Lessor may sue and recover without declaring this Lease void or entering into possession of said premises, provided, however, that if Lessor shall take back the premises it shall attempt to relet same in order to mitigate its damages.  Anything to the contrary contained herein notwithstanding, BBI shall not be deemed in default of a matter (other than payment of rent) if it commences to remedy same with due diligence.  In additions, but not by way of limitation, the occurrence of any of the following events shall be deemed a matter of default:

(i)            BBI shall be adjudged a bankrupt; or

(ii)           BBI shall make an assignment for the benefit of creditors; or

(iii)          a receiver of any property of BBI in or upon the premises be appointed in any action, suit or proceeding by or against BBI and not removed within sixty (60) days after appointment; or

(iv)          if the interest of BBI in the premises shall be sold under execution or other legal process.

Notwithstanding the recital of any specific remedies, Lessor shall likewise have all rights without limitation to which Lessor is entitled at law or in equity.

ARTICLE XIX

NON-WAIVER OF DEFAULT

No acquiescence by either party in any breach of covenant or default by the other party hereunder shall operate as a waiver of its rights with respect to any other breach or default, whether of the same or any other covenant or condition, nor shall the acceptance of rent by Lessor at any time constitute a waiver of any rights of Lessor hereunder.

ARTICLE XX

QUIET ENJOYMENT

Lessor covenants and agrees that in the event BBI shall perform all covenants and agreements herein stipulated to be performed on BBI’s part, BBI shall at all times during this term have the peaceable and quiet enjoyment and possession of said premises and easement rights herein granted with respect to the common facilities, without any manner of let or hindrance from Lessor or any other person or persons.

Lessor represents and warrants that the execution of this Lease, compliance with the terms hereof and occupation of the premises by BBI will not conflict with, cause a breach of or constitute a default under the terms of any lease agreement or instrument to which Lessor is a party.

A breach of this Article by Lessor shall entitle BBI to all available equitable relief as well as any and all remedies at law and Lessor shall indemnify BBI from and against all damages, expenses and costs arising out of or resulting therefrom.

ARTICLE XXI

DAMAGE BY FIRE OR CASUALTY

During the term of this Lease, BBI agrees to carry fire and extended coverage insurance on the Building wherein the premises are situated for full replacement thereof in the amount of $2,000,000 and shall provide Lessor with a certificate of insurance reflecting such coverage with a loss payable clause to said Lessor and BBI as their interests may appear.  As a part of the insurance coverage, BBI shall carry rental loss insurance coverage in the amount to cover the rent for a minimum duration of twelve (12) months.

If the demised premises shall be destroyed or damaged by any cause and such destruction or damage could reasonably be repaired within one hundred eighty (180) days after the happening of such destruction or damage, then BBI shall not be entitled to surrender possession of the demised premises, nor shall BBI’s liability to pay rent under this Lease cease; but in the event of such destruction or damage, Lessor shall with due diligence substantially complete such repairs and restoration within one hundred eighty (180) days after the happening of such destruction or damage.

If such destruction or damage cannot reasonably be repaired within one hundred eighty (180) days after the happening thereof, Lessor shall notify BBI within thirty (30) days after the happening of such destruction or damage whether or not the Lessor will repair or rebuild.  If Lessor elects not to repair or rebuild, this Lease shall terminate effective as of the date of destruction or damage.  If Lessor shall elect to repair or rebuild, Lessor shall specify the time within which repairs or construction will be completed, and BBI shall have the option, by notifying Lessor within thirty (30) days after the receipt of Lessor’s notice, to elect either to terminate this Lease and further liability hereunder or to extend the term hereof by a period of time equivalent to the period from the happening of such destruction or damage until the premises are restored to their former condition.  In the event BBI elects to extend the term of this Lease, Lessor shall with due diligence restore the premises to their former condition within the time specified in the notice and BBI shall be entitled to an equitable abatement of rent.

If this Lease is terminated by reason of destruction or damage or rent is required to be abated, Lessor shall refund any rent paid in advance and any unearned charges.

ARTICLE XXII

WAIVER OF SUBROGATION AND WAIVER OF CLAIMS

Lessor and BBI hereby waive all rights of subrogation and waive all claims against the other which either has or which may arise hereafter against the other for any damage to premises, property or business caused by any perils covered by fire and extended coverage, building, contents and business interruption insurance, or for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it; provided, however, that the foregoing waiver shall apply only to the extent of any recovery made by the parties hereto under any policy of insurance now or hereafter issued and, further provided, that the foregoing waivers do not invalidate any policy of insurance of the parties hereto, now or hereafter issued, it being stipulated by the parties hereto that such waivers shall not apply in any case which would result in the invalidation of any such policy of insurance.  Each of Lessor and BBI is required to take all reasonable action, including payment of reasonable levels of additional premium, to obtain its insurer’s agreement and endorsement of policies for the waiver of subrogation and waiver of claim.

ARTICLE XXIII

EMINENT DOMAIN

In the event that the entire demised premises or a significant part thereof or the means of access to the premises shall at any time after execution of this Lease be taken by public or quasi-public use or condemned under eminent domain, then this Lease shall terminate and expire effective the date of such taking and any rent paid in advance and any unearned charges shall be refunded to BBI.

BBI shall have the right to terminate this Lease, with an appropriate refund of rent paid in advance and any unearned charges, if, as a result of such eminent domain proceeding or other governmental or quasi-public action any portion of the demised premises shall be taken, which materially interferes with BBI’s business operation.

ARTICLE XXIV

PUBLIC LIABILITY INSURANCE

BBI shall, during the entire term hereof, keep in full force and effect a policy of Commercial General public liability and property damage insurance with respect to the leased premises, and the business operated by BBI therein, under which the public liability limits shall be not less than $500,000 per person and $1,000,000 per incident and under which the property damage liability limit shall be not less than $250,000 per incident or a combined single limit policy with a limit of $1,000,000 and a liability umbrella of an additional $1,000,000.  A certificate reflecting such insurance coverage and designating Lessor as additional insured thereunder, with respect to BBI’s intentional or negligent acts and omissions, shall be delivered to Lessor upon request therefor.

ARTICLE XXV

SUBORDINATION OF LEASE

BBI shall, upon the request of Lessor in writing, subordinate this Lease to the lien of any future mortgage upon the demised premises or any property of which the demised premises form a part, provided that the mortgagee to which BBI is asked to subordinate shall enter into a written agreement with BBI (in form reasonably acceptable to BBI) to the effect that, in the event of foreclosure, deed in lieu of foreclosure, or other action taken under the mortgage by such mortgagee, this Lease and the rights of BBI hereunder shall not be disturbed but shall continue in full force and effect so long as BBI shall not be in default hereunder beyond any applicable notice and cure period and that such mortgagee shall permit insurance proceeds to be used for any restoration and repair required by the provisions of this Lease as set forth in prior Articles.  The word “mortgage”, as used herein, includes mortgage, deed of trust or other similar instruments and any modifications, extensions, renewals and replacements thereof.

ARTICLE XXVI

TRANSFER OF INTERESTS

Lessor may at any time transfer or assign its interest in this Lease and the underlying fee but no transfer or sale of Lessor’s interest hereunder shall be binding upon BBI until BBI has received a copy of the original instrument assigning Lessor’s interest in this Lease or a certified and conformed copy of any deed conveying Lessor’s fee interest in the entire demised premises subject to this Lease.  Such instruments shall evidence the fact that such assignee or transferee has assumed all of Lessor’s obligations hereunder and acquired sufficient title to the demised premises to enable it to perform such obligations; provided, however, this provision shall not be applicable to any such transfer as security only for any loans made to Lessor if there is compliance with the terms of Article XXV.

BBI shall not have the right at any time to assign this Lease or sublet all or any part of the demised premises without the expressed written consent of the Lessor, the same to not be unreasonably delayed or withheld, provided that BBI shall remain liable for the full performance of all terms, covenants and conditions of this Lease; and further provided, that such assignees or sublessees shall agree to be bound by all the terms and provisions hereof.  Notwithstanding the foregoing, BBI may assign this Lease or sublet all or any portion of the premises to (I) any person or entity which, directly or indirectly, controls BBI or is controlled by BBI or is under common control with BBI, (ii) any successor to BBI by merger, consolidation or operation of law, or (iii) any person or entity to whom all or substantially all of BBI’s assets are conveyed.

ARTICLE XXVII

NOTICES

Any notice of consent required to be given by or on behalf of either party to the other shall be in writing and given by mailing such notice or consent by registered or certified mail, return receipt requested, or by overnight or expedited delivery service courier, addressed to the other party as follows:

(i)            If to Lessor:

ABCS PROPERTIES, LLC

2909 Gary Drive

Plymouth, IN  46563

(ii)           If to BBI:

BREMEN BEARING INC.

C/o Roller Bearing Company of America

60 Round Hill

Fairfield, CT  06430

(iii)          If to Guarantor:

ROLLER BEARING COMPANY OF AMERICA, INC.

60 Round Hill

Fairfield, CT 06430

With a copy to:

McDermott, Will & Emery

50 Rockefeller Plaza

New York, NY 10020-1605

Att: Christopher Paul

or at such other address as may be specified from time to time in writing by either party.  Any notice or consent given hereunder by the parties hereto shall be deemed effective three (3) business days after the date such notice or consent is deposited in a post office of the United States Postal Service, or one (1) business day after depositing same with said overnight or expedited delivery service courier.

ARTICLE XXVIII

SEVERABILITY OF PROVISIONS

If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be determined to be invalid or unenforceable by a court of competent jurisdiction, then the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

ARTICLE XXIX

TAXES AND ASSESSMENTS

BBI agrees to pay all real estate taxes and all personal property taxes attributable to the demised premises during the term.  The term real estate taxes shall mean all real estate taxes and assessments, extraordinary as well as ordinary, levied or assessed by the lawful taxing authorities upon the premises.  Lessor shall arrange for the bills for the Indiana real estate taxes to be sent directly to BBI, if possible (and, if not, Lessor shall forward them to BBI promptly after receipt thereof by Lessor), and BBI shall pay the Indiana real estate taxes directly to the taxing authority.  BBI shall pay said installment of Indiana real estate taxes on or before the date which is the latter of: (I) the date such taxes are due and payable; and (ii) ten (10) days after receipt of a bill therefore from Lessor or the appropriate taxing authority.  In the event that any fine, penalty or interest is imposed as a result of BBI late payment of taxes, BBI shall pay such fine, penalty or interest unless Lessor has failed to furnish BBI the relevant tax bill on or before the date which is ten (10) days prior to the date the same as due, in which event Lessor shall be responsible for any fine, interest or penalty imposed as a result of the late payment of taxes.

BBI shall pay the tax assessments thus imposed commencing with the spring installment of calendar year 2002.  Said payment shall continue for so long as this Lease is in effect.

BBI shall contest, in good faith or by appropriate proceedings, in its own name, or, when necessary in Lessor’s name, but at BBI’s own expense (in which case Lessor agrees to execute all necessary appropriate documents), the amount of validity of any such tax assessment.

Nothing in this Lease contained shall require the BBI to pay any tax, charge or levy imposed or assessed upon or against Lessor under any federal, state or local law, on account of the receipt by the Lessor of the rents herein reserved or upon the transfer of Lessor’s interest under this Lease or of Lessor’s interest in, or to, the premises.  Lessor agrees that any refunds of real estate taxes or personal property tax, abatements or Tax Incremental Fund (TIF) credits attributable to the demised premises shall be to the benefit of BBI and promptly paid over to BBI upon receipt.  Lessor represents that the demised premises constitute a separately assessable taxed lot.

ARTICLE XXX

RECORDING

This Lease shall not be recorded, but the parties hereto have, simultaneously with the execution and delivery of this Lease, executed and delivered to each other duplicate copies of a Notice of Lease, a copy of which BBI may cause to be recorded in the proper governmental office.

ARTICLE XXXI

ESTOPPEL CERTIFICATES

Upon the reasonable request of either party, at any time and from time to time, Lessor and BBI shall execute, acknowledge and deliver to the other, within ten (10) days after request, a written instrument certifying that this Lease has not been modified and is in full force and effect or, if there has been a modification of this Lease, that this Lease is in full force and effect as modified and stating such modifications, specifying the dates to which the fixed annual rent and additional rent have been paid, and stating whether or not, to the knowledge of the party executing such instrument, the other party hereto is in default and, if such party is in default, stating the nature of such default.

ARTICLE XXXII

DEPOSIT

BBI shall deposit ONE (1) month’s rent with said Lessor as the initial consideration for validating subject Lease.  Said deposit shall be credited to BBI’s last month’s rent thereby lowering the amount due accordingly.

ARTICLE XXXIII

ENTIRE AGREEMENT

This instrument shall merge all undertakings between the parties hereto with respect to the demised premises and, upon execution by both parties, shall constitute the entire Lease, unless otherwise hereafter modified by both parties in writing.

ARTICLE XXXIV

ATTACHMENTS

Attached hereto and made a part of this Lease are the following:

Exhibit “A”            Legal Description

Exhibit “B”            Site Plan

Exhibit “C”            Floor Plan

Exhibit “D”            Specifications

ARTICLE XXXV

MISCELLANEOUS

Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Lessor and BBI, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage or subletting contrary to the provision of this Lease.

BBI and Lessor each represent that it has dealt with no broker in connection with this Lease.

This Lease may be executed in any number of counterparts, each of which shall be considered an original instrument but all of which together shall constitute one agreement.

ARTICLE XXXVI

INDEMNIFICATION AND RELEASE

BBI shall indemnify, defend (with counsel reasonably acceptable to Lessor) and hold harmless Lessor from and against all damages, claims and liability (other than damages, claims, and liabilities arising from or related to the negligence or willful misconduct of Lessor or its agents, contractors or employees) arising from or directly related to BBI’s control or use of the premises, including without limitation, any damage or injury to person or property.  If Lessor shall, without fault, become a party to litigation commenced by or against BBI, then BBI shall indemnify, defend (with counsel reasonably acceptable to Lessor) and hold Lessor harmless.  Lessor and BBI do each hereby release the other from all liability from any accident, damage or injury caused to person or property provided, this release shall be effective only to the extent that the injured or damaged party is insured against such injury or damage and only if this release shall not adversely affect the right of the injured or damaged party to recover under such insurance policy.

ARTICLE XXXVII

ATTORNEY’S FEES

If any litigation shall be initiated involving this lease agreement, the prevailing party in addition to any other judgment rendered therein, shall be entitled to recover from the other party reasonably attorney fees and other fees and expenses incurred by such prevailing party in such litigation.

ARTICLE XXXVIII

GUARANTY

As an inducement for Lessor to enter into this Lease and as a part of the consideration of this Contract, Roller Bearing Company of America, Inc. (Guarantor), hereby guarantees the prompt and complete performance by BBI of all the terms and conditions of this Lease to be performed by BBI hereunder and agrees to indemnify and hold Lessor or its legal representatives, harmless from and against any and all liability, loss, damage or expense, including attorney fees, which Lessor may incur or sustain by reason of the failure of BBI to fully perform and comply with all of the terms and obligations of this Lease; and Guarantor hereby understand and agree that this Guaranty shall continue until all of the terms of this Lease have been satisfactorily performed or otherwise discharged by BBI and Guarantor shall not be released of its obligations hereunder so long as any claim of Lessor against BBI arising out of this Lease is not settled or discharged in full.

Guarantor hereby waives notice of acceptance hereof, and of non-performance or non-payment by BBI of any of its obligations or liabilities under this Lease and Guarantor hereby waives all rights which it has or may have by statute or otherwise to require the Lessor to institute suit against the BBI or to exhaust its rights or remedies against the BBI, Guarantor, being bound to all of the terms, conditions and obligations of payment and all indebtedness of the BBI to the Lessor, whether now existing or hereafter accruing.  Forbearance of the part of the Lessor to take steps to enforce the payment of any indebtedness held by it against BBI, arising from its default in any respect whatever, or the giving of further time to BBI shall in no way release Guarantor, but rather, Guarantor shall remain liable hereunder for the prompt payment and performance of all terms and conditions by the BBI and made to the Lessor.

ARTICLE XXXIX

RIGHT TO PURCHASE

BBI, or RBC, or their successors in interest, shall have the right to purchase the building and real estate outlined in red shown on Exhibit B (the legal description of which shall be provided by Lessor), for the sum of two million four-hundred thirty-four thousand four-hundred seventy-five dollars ($2,434,475.00) for a period of five years starting from the commencement date.  The rights shall be exercised by so notifying Lessor, or its successors in interest, in writing.  Thereafter, the matter shall close within sixty days, somewhere in the State of Indiana, with Lessor (owner) conveying title to the real estate outlined in red on Exhibit B by Warranty Deed free and clear of all liens and encumbrances save and except those which might be attributable to BBI or its parties in interest.  The real estate and improvements shall be sold as is.

Additionally, for a period of time commencing sixty (60) days prior to the expiration of the Lease and running until the lease ends, BBI, RBC, or its successors in interest shall have the right to purchase the real estate and improvements at a price to be determined by an MAI appraiser agreeable to both parties.  Thirty (30) days after notice is mailed by the MAI appraiser of the appraised value, BBI, RBC, or its successors in interest shall, if they are agreeable to purchasing the real estate at that price, shall so notify Lessor, or their successors in interest and the obligations for conveyance shall be the same as set forth in the proceeding paragraph.

THIS SPACE LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed six copies of this Lease as of the date first above written.

In the Presence of:

BREMEN BEARINGS INC.
A Delaware Corporation

By:

By:

ABCS PROPERTIES, LLC
An Indiana Limited Liability Company

By:

By:

Michael H. Short
“LESSOR”

By:

Lynn C. Short
“LESSOR”

By:

ROLLER BEARING OF AMERICA, INC.
“GUARANTOR”

By:

By:

LESSEE ACKNOWLEDGEMENT (CORPORATE)

STATE OF                                                     )

) SS:

COUNTY OF                                                 )

Before me, the undersigned, a Notary Public in and for said County and State, personally appeared                                                       , as                                                        of the Bremen Bearings Inc., a Delaware Corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the free act and deed of Bremen Bearings Inc., and such person executed the same as the act of such corporation for the purposes and consideration therein expressed and in the capacity therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at                                                       , this                        day of                                       , 20          .

Notary Public Signature
My commission expires:

Printed Name

A Resident of County

LESSOR ACKNOWLEDGEMENT (CORPORATE)

STATE OF INDIANA                     )

) SS:

COUNTY OF MARSHALL            )

Before me, the undersigned, a Notary Public in and for said County and State, personally appeared                                                       , as                                                        of the ABCS PROPERTIES, LLC, an Indiana limited liability company, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the free act and deed of the said limited liability company and they executed the same as the act of such company for the purposes and consideration therein expressed and in the capacity therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at                                                       , this                        day of                                       , 20          .

Notary Public Signature
My commission expires:

Printed Name

A Resident of County

LESSOR ACKNOWLEDGEMENT (CORPORATE)

STATE OF INDIANA                     )

) SS:

COUNTY OF MARSHALL            )

Before me, the undersigned, a Notary Public in and for said County and State, personally appeared                                                       , and                                                       , known to me to be the person and whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the free act and deed of the said limited liability company and they executed the same as the act of such company for the purposes and consideration therein expressed and in the capacity therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at                                                       , this                        day of                                       , 20          .

Notary Public Signature
My commission expires:

Printed Name

A Resident of County

GUARANTOR ACKNOWLEDGEMENT (CORPORATE)

STATE OF                         )

)  SS:

COUNTY OF                     )

Before me, the undersigned, a Notary Public in and for said County and State, personally appeared                                                    and                                                            of ROLLER BEARING COMPANY OF AMERICA, INC., a Connecticut corporation, known to me to be the persons whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the free act and deed of the said limited liability company and they executed the same as the act of such company for the purposes and consideration therein expressed and in the capacity therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at                                                    this                        day of                                       , 20              .

Notary Public Signature
My commission expires:

Printed Name

A Resident of County